Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Wendy L. Simpson
Pam Kessler
(805) 981-8655

LTC REPORTS THIRD QUARTER 2014 RESULTS AND

RESOLUTION OF RE-LEASING AND SALES

PROCESS FOR 37 PROPERTIES

WESTLAKE VILLAGE, CALIFORNIA, November 3, 2014 — LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”) announces today operating results for the quarter ended September 30, 2014. The Company reported an increase of 12.8% in Funds from Operations (“FFO”) to $22.5 million in the quarter ended September 30, 2014, from $20.0 million in the comparable 2013 period. FFO per diluted common share was $0.64 and $0.57 for the quarters ended September 30, 2014 and 2013, respectively. Normalized FFO increased by 12.6% to $22.5 million in the third quarter of 2014 from $20.0 million in the third quarter of 2013. Normalized FFO per diluted common share was $0.64 and $0.57 for the quarters ended September 30, 2014 and 2013, respectively. The increase in FFO and normalized FFO was due to higher revenues from mortgage loan originations, acquisitions and completed property developments.

Net income available to common stockholders decreased to $16.2 million in the third quarter of 2014, or $0.46 per diluted share, from $16.4 million, or $0.47 per diluted share, for the same period in 2013. The decrease in net income available to common stockholders was primarily due to a gain on sale recognized in 2013 and higher interest expense related to the sale of senior unsecured notes offset by an increase in revenues from mortgage loan originations, acquisitions and completed property developments.

Subsequent to September 30, 2014, the Company entered into three agreements relating to the 37 assisted living properties currently leased to affiliates of Extendicare, Inc. (“Extendicare”) and Enlivant as follows:

•                  LTC will sell 16 properties, consisting of 615 units located in Washington, Oregon, Idaho and Arizona to an affiliate of Enlivant for a sales price of $26.5 million. Accordingly, the Company expects to record a gain on sale of approximately $3.9 million with closing expected to occur in December 2014. Additionally, LTC gave Extendicare and Enlivant consent to close a property located in Oregon. LTC is currently exploring sale and lease options for this property which has a net book value of $1.0 million.

•                  The Company will add 13 properties with 500 units in Indiana, Iowa, Ohio, Nebraska and New Jersey to an existing master lease with an affiliate of Senior Lifestyle (“Senior Lifestyle”). Beginning January 1, 2015 the initial term of the amended and restated master lease will be 15 years and rent will increase by $5.1 million over the current annual rent annually by 2.6%.

•                  The Company re-leased seven properties with 278 units in Texas to Veritas InCare (“Veritas”) under a new 10-year master lease. Beginning January 1, 2015 the initial rent will be $1.5 million increasing 2.5% annually.

Extendicare and Enlivant are obligated to pay rent in accordance with the terms of the current master leases through December 31, 2014. The initial cash yield on the 20 properties re-leased to Senior Lifestyle and Veritas is comparable to the cash yield in 2014 under the expiring master leases with Extendicare and Enlivant. Additionally, the master leases will provide LTC with the potential for additional rent attributable to participation in revenue growth at the properties over a predetermined base amount.

Conference Call Information

The Company will conduct a conference call on Tuesday, November 4, 2014, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on the Company’s performance and operating results for the quarter ended September 30, 2014. The conference call is accessible by telephone and the internet. Telephone access will be available by dialing 877-510-2862 (domestically) or 412-902-4134 (internationally). To participate in the webcast, log on to the Company’s website at www.LTCreit.com 15 minutes before the call to download the necessary software.

An audio replay of the conference call will be available from November 4 through November 18, 2014 and may be accessed by dialing 877-344-7529 (domestically) or 412-317-0088 (internationally) and entering conference number 10054900. Additionally, an audio archive will be available on the Company’s website in the “Presentations” page of the “Investor Information” section which is under “Investors” tab. The Company’s earnings release and supplemental information package for the current period will be available on the Company’s website in the “Press Releases” and “Presentations” pages, respectively, of the “Investor Information” section which is under the “Investors” tab.

About LTC

At September 30, 2014, LTC had 226 investments located in 29 states comprising of 101 skilled nursing properties, 106 assisted living properties, nine range of care properties, one school, four parcels of land under development and five parcels of land held-for-use. Assisted living properties, independent living properties, memory care properties and combinations thereof are included in the assisted living property type. Range of care properties consist of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services. The Company is a self-administered real estate investment trust that primarily invests in senior housing and long-term care facilities through facility lease transactions, mortgage loans and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties.  Please see our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and our other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Rental income	$25,098	$24,645	$75,375	$72,907
Interest income from mortgage loans	4,213	1,086	12,445	3,195
Interest and other income	230	94	386	279
Total revenues	29,541	25,825	88,206	76,381

Expenses:
Interest expense	3,170	2,581	9,445	8,512
Depreciation and amortization	6,335	6,139	18,935	18,152
General and administrative expenses	2,914	2,676	8,567	8,962
Total expenses	12,419	11,396	36,947	35,626

Operating income	17,122	14,429	51,259	40,755
Gain on sale of real estate, net	—	—	1,140	—
Income from continuing operations	17,122	14,429	52,399	40,755
Discontinued operations:
Income from discontinued operations	—	238	—	805
Gain on sale of real estate, net	—	2,619	—	1,605
Net income from discontinued operations	—	2,857	—	2,410

Net income	17,122	17,286	52,399	43,165
Income allocated to participating securities	(123)	(95)	(343)	(284)
Income allocated to preferred stockholders	(818)	(818)	(2,454)	(2,454)
Net income available to common stockholders	$16,181	$16,373	$49,602	$40,427

Basic earnings per common share:
Continuing operations	$0.47	$0.39	$1.43	$1.17
Discontinued operations	$0.00	$0.08	$0.00	$0.07
Net income available to common stockholders	$0.47	$0.47	$1.43	$1.24

Diluted earnings per common share:
Continuing operations	$0.46	$0.39	$1.42	$1.16
Discontinued operations	$0.00	$0.08	$0.00	$0.07
Net income available to common stockholders	$0.46	$0.47	$1.42	$1.24

Weighted average shares used to calculate earnings per common share:
Basic	34,605	34,553	34,596	32,625
Diluted	36,629	36,580	36,620	34,657

NOTE: Computations of per share amounts from continuing operations, discontinued operations and net income are made independently.  Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.

Supplemental Reporting Measures

FFO, adjusted FFO (“AFFO”), and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO, AFFO and FAD as supplemental measures of operating performance. The Company believes FFO, AFFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with U.S. GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO, AFFO and FAD facilitate like comparisons of operating performance between periods. Additionally the Company believes that normalized FFO, normalized AFFO and normalized FAD provide useful information because they allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define AFFO as FFO excluding the effects of straight-line rent and amortization of lease inducement. U.S. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. By excluding the non-cash portion of straight-line rental revenue and amortization of lease inducement, investors, analysts and our management can compare AFFO between periods. Normalized AFFO represents AFFO adjusted for certain items detailed in the reconciliations.

We define FAD as AFFO excluding the effects of non-cash compensation charges. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs. Normalized FAD represents FAD adjusted for certain items detailed in the reconciliations.

While the Company uses FFO, normalized FFO, normalized AFFO and normalized FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with U.S. GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

The following table reconciles each of net income, FFO and normalized FFO available to common stockholders, as well as normalized AFFO and normalized FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income available to common stockholders	$16,181	$16,373	$49,602	$40,427
Add: Depreciation and amortization (continuing and discontinued operations)	6,335	6,202	18,935	18,469
Less: Gain on sale of real estate, net	—	(2,619)	(1,140)	(1,605)
FFO available to common stockholders	22,516	19,956	67,397	57,291
Add: Non-cash interest related to earn-out liabilities	—	36	—	256
Add: Non-recurring one-time items	—	—	—	707 (1)
Normalized FFO available to common stockholders	22,516	19,992	67,397	58,254
Less: Non-cash rental income	(452)	(975)	(1,369)	(2,505)
Normalized adjusted FFO (AFFO)	22,064	19,017	66,028	55,749
Add: Non-cash compensation charges	877	542	2,326	1,593
Less: Capitalized interest	(474)	(218)	(1,216)	(718)
Normalized funds available for distribution (FAD)	$22,467	$19,341	$67,138	$56,624

(1)         Represents the one-time severance and accelerated restricted stock vesting charges related to the retirement of ourformer Senior Vice President, Marketing and Strategic Planning.

Basic FFO available to common stockholders per share	$0.65	$0.58	$1.95	$1.76
Diluted FFO available to common stockholders per share	$0.64	$0.57	$1.91	$1.72

Diluted FFO available to common stockholders	$23,457	$20,869	$70,194	$60,029
Weighted average shares used to calculate diluted FFO per share available to common stockholders	36,869	36,779	36,841	34,858

Basic normalized FFO available to common stockholders per share	$0.65	$0.58	$1.95	$1.79
Diluted normalized FFO available to common stockholders per share	$0.64	$0.57	$1.91	$1.75

Diluted normalized FFO available to common stockholders	$23,457	$20,905	$70,194	$60,992
Weighted average shares used to calculate diluted normalized FFO per share available to common stockholders	36,869	36,779	36,841	34,858

Basic normalized AFFO per share	$0.64	$0.55	$1.91	$1.71
Diluted normalized AFFO per share	$0.62	$0.54	$1.87	$1.68

Diluted normalized AFFO	$23,005	$19,930	$68,825	$58,487
Weighted average shares used to calculate diluted normalized AFFO per share	36,869	36,779	36,841	34,858

Basic normalized FAD per share	$0.65	$0.56	$1.94	$1.74
Diluted normalized FAD per share	$0.63	$0.55	$1.90	$1.70

Diluted normalized FAD	$23,408	$20,254	$69,935	$59,362
Weighted average shares used to calculate diluted normalized FAD per share	36,869	36,779	36,841	34,858

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
Real estate investments:
Land	$79,661	$80,993
Buildings and improvements	886,351	856,624
Accumulated depreciation and amortization	(234,634)	(218,700)
Net real estate property	731,378	718,917
Mortgage loans receivable, net of allowance for doubtful accounts: 2014 — $1,730; 2013 — $1,671	171,321	165,444
Real estate investments, net	902,699	884,361
Other assets:
Cash and cash equivalents	7,589	6,778
Debt issue costs, net	2,036	2,458
Interest receivable	661	702
Straight-line rent receivable, net of allowance for doubtful accounts: 2014 — $720; 2013 — $1,541	31,581	29,760
Prepaid expenses and other assets	6,858	6,756
Notes receivable	1,147	595
Total assets	$952,571	$931,410

LIABILITIES
Bank borrowings	$19,500	$21,000
Senior unsecured notes	281,633	255,800
Bonds payable	1,400	2,035
Accrued interest	2,424	3,424
Accrued expenses and other liabilities	15,937	16,713
Total liabilities	320,894	298,972

EQUITY
Stockholders’ equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2014 — 2,000; 2013 — 2,000	38,500	38,500
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2014 — 34,845; 2013 — 34,746	348	347
Capital in excess of par value	691,249	688,654
Cumulative net income	834,247	781,848
Accumulated other comprehensive income	91	117
Cumulative distributions	(932,758)	(877,028)
Total equity	631,677	632,438

Total liabilities and equity	$952,571	$931,410